Exhibit 99.1

FOR IMMEDIATE RELEASE
(Unaudited. All amounts in Canadian dollars and presented in accordance with U.S. GAAP.)

Tim Hortons Inc. announces 2014 third quarter results:

Strong momentum in the business;
same-store sales growth highest in past 10 quarters

Financial & Sales Highlights

Performance	Q3 2014	Q3 2013	% Change	YTD 2014
Total revenues	$909.2	$825.4	10.2%	$2,549.9
Operating income	$168.8	$168.8	0.0%	$506.5
Adjusted operating income(1)	$196.1	$169.8	15.5%	$533.7
Effective tax rate	34.0%	28.3%		30.3%
Net income attributable to THI	$98.1	$113.9	-13.8%	$312.8
Diluted earnings per share attributable to THI (“EPS”)	$0.74	$0.75	-2.2%	$2.31
Adjusted EPS(1)	$0.95	$0.76	25.2%	$2.52
Fully diluted shares (weighted average)	132.9	150.9	(11.9)%	135.3

(All numbers in millions, except EPS and effective tax rate. All numbers rounded.)

(1)
Adjusted operating income and adjusted diluted earnings per share attributable to THI ("adjusted EPS") are non-GAAP measures, and exclude costs related to the proposed transaction with Burger King Worldwide, Inc., an affiliate of 3G Capital, of $27.3 million in Q3 2014, and corporate reorganization expenses of $1.0 million in Q3 2013. Please refer to “Information on non-GAAP Measures” and the reconciliation information in footnote (3) of this release for details of reconciling items.

Same-Store Sales(2)	Q3 2014	Q3 2013	YTD 2014
Canada	3.5%	1.7%	2.6%
U.S.	6.8%	3.0%	4.8%

(2)	Includes average same-store sales at franchised and Company-operated locations open for 13 months or more. Substantially all of our restaurants are franchised.

Highlights

•	Strong same-store sales growth in both Canada and the U.S. driven primarily by gains in average cheque

•	Sales continued to benefit from menu innovations including the Spicy Crispy Chicken Sandwich and Dark Roast coffee

•	Costs of $27.3 million associated with the proposed transaction with Burger King Worldwide, Inc., an affiliate of 3G Capital, had a negative impact of $0.21 on EPS

•	Adjusted EPS(3) increased 25.2% to $0.95

OAKVILLE, ONTARIO, (November 5, 2014): Tim Hortons Inc. (TSX: THI, NYSE: THI) today announced results for the third quarter ended September 28, 2014.

"We have strong momentum in our business, supported by early stage execution of our strategic plan. We are pleased with our ongoing growth and evolution which we believe is positioning our brand for long-term success," said Marc Caira, president and CEO. "With our strategic transaction announced in August, we can build on our momentum and have the opportunity to participate in the creation of a global powerhouse in the quick service restaurant sector. We expect Tim Hortons to significantly expand its reach as a strong, independent brand within the new company."

Consolidated Results

All percentage increases and decreases represent year-over-year changes for the third quarter of 2014 compared to the third quarter of 2013, unless otherwise noted.

Systemwide sales(4) increased 7.5% on a constant currency basis, as a result of same-store sales growth of 3.5% in Canada and 6.8% in the U.S., as well as new restaurant development.

Total revenues grew 10.2% to $909.2 million compared to $825.4 million last year. Systemwide sales growth was the primary driver of both a 12.8% increase in distribution sales and growth of 8.6% in rents and royalties revenue. Franchise fee revenues grew by 17.4% due to higher levels of restaurant development and increased renovations in Canada, which also resulted in higher associated franchise fee costs.

Cost of sales increased by 8.6%, due primarily to growth in distribution cost of sales driven by systemwide sales growth. Operating expenses increased by 10.2%, due to higher rent and depreciation costs related to new restaurant openings and increased depreciation related to renovations. G&A expenses grew by 7.5% due primarily to increased salaries and benefits resulting from increased performance-related accruals and fewer vacancies in the organization. G&A growth was moderated by breakage income recognized in the quarter.

In the third quarter we recognized $27.3 million of costs associated with the proposed transaction with Burger King Worldwide, Inc., an affiliate of 3G Capital (the "Transaction") (as further described below).

Operating income was flat at $168.8 million. Adjusted operating income(3), which excludes the impact of $27.3 million of costs associated with the Transaction and $1.0 million of corporate reorganization costs incurred in Q3 2013, increased 15.5% to $196.1 million. (Please refer to “Information on non-GAAP Measure” below for a reconciliation of adjusted operating income to operating income, the most directly comparable GAAP measure.)

Net income attributable to Tim Hortons Inc. was $98.1 million, a decrease of $15.7 million. Net income was impacted by the full amount of the Transaction costs, as there was no tax benefit for these expenses. For the same reason, the effective tax rate increased significantly in the third quarter.

EPS of $0.74 was down from $0.75 in Q3 2013 due mainly to the $0.21 impact of the Transaction costs. Adjusted EPS(3) of $0.95 grew by 25.2% as a result of strong operating performance, as well as the cumulative impact of our recapitalization and expanded share repurchase program, which resulted in a lower number of shares outstanding. (Please refer to “Information on non-GAAP Measure” below for a reconciliation of adjusted EPS to EPS, the most directly comparable GAAP measure.)

Segmented Performance Commentary

Same-store sales growth rates continued to build on the strong performance reported in the second quarter.

Canada

Same-store sales in our Canadian segment grew by 3.5%. The increase was driven by gains in average cheque resulting from pricing and favourable product mix, partially offset by a slight decline in same-store transactions. Systemwide transactions grew as a result of new restaurants added to our system. Average cheque benefited from increased sales in both our breakfast and lunch dayparts, aided in part by the introduction of our Spicy Crispy Chicken Sandwich, as well as sales of baked goods, including new specialty donuts. Our new Dark Roast coffee blend, which was introduced systemwide towards the end of the quarter, also proved popular amongst our guests.

Operating income in the Canadian segment grew 9.2% to $196.2 million. Systemwide sales growth of 6.9% led to increased rents and royalties income and a higher allocation of supply chain income. The Canadian segment also benefited from the recognition of breakage income. We opened 41 restaurants in Canada in the third quarter.

United States

U.S. same-store sales increased by 6.8% in the quarter, driven by gains in average cheque resulting from favourable product mix and pricing and, to a lesser extent, same-store transactions. The U.S. segment experienced continued momentum, benefiting from increased sales in our breakfast daypart and cold beverage category, as a result of continued product innovation. Increased sales of coffee and hot beverages also contributed to same-store sales growth. Our new Dark Roast coffee blend, which was introduced systemwide towards the end of the quarter, also proved popular amongst our guests.

The U.S. segment had operating income of $7.4 million, an increase of $4.7 million compared to the third quarter of 2013. Systemwide sales growth of 12.8% drove an increase in rents and royalties income, and same-store sales growth led to a significant reduction in relief provided to franchisees. Year-over-year results also benefited as we recognized a $2.5 million asset impairment charge in Q3 2013 that was not present in the current quarter. These positive factors were partially offset by an increase in G&A expense.

We opened 10 restaurants in the U.S. in the third quarter. In October 2014, we signed an area development agreement with a new partner to develop approximately 10 Tim Hortons locations in New Jersey over the next five years. We have now executed seven development agreements in the U.S., representing approximately 145 new restaurants over 10 years.

Corporate services

The Corporate services segment had an operating loss of $9.7 million, compared to a loss of $14.3 million in the third quarter of 2013. The improvement was driven by the reversal of unfavourable product margins recognized in our supply chain in the first half of the year. This was partially offset by increased corporate costs, as described above in the explanation of G&A expenses in the quarter. Six restaurants were opened in the Gulf Cooperation Council in the quarter.

Significant Developments & Initiatives

Proposed Transaction with Burger King Worldwide, Inc. an affiliate of 3G Capital

On August 26, 2014, the Company announced that it had entered into a definitive arrangement agreement with Burger King Worldwide, Inc. and certain of its affiliates with respect to the Transaction. Pursuant to and subject to the terms and conditions of the arrangement agreement, the Transaction will result in Burger King Worldwide, Inc. and Tim Hortons being indirect subsidiaries of a newly formed Canadian company, 9060669 Canada Inc. (“Holdings”). The Transaction has been unanimously approved by the Board of Directors of the Company as well as the Board of Directors of Burger King Worldwide, Inc.

Company shareholders will receive, for each Company common share held, at the election of the holder: (a) C$65.50 in cash and 0.8025 common shares of Holdings (the “Arrangement Mixed Consideration”); (b) C$88.50 in cash (the “Arrangement Cash Consideration”); or (c) 3.0879 common shares of Holdings (the “Arrangement Share Consideration”). Common shares of the Company with respect to which no election is made will receive the Arrangement Mixed Consideration. Shareholders who elect to receive the Arrangement Cash Consideration or the Arrangement Share Consideration will be subject to proration in accordance with the Arrangement so that the total amount of cash paid and the total number of common shares of Holdings issued to the Company’s shareholders as a whole are equal to the total amount of cash and number of common shares of Holdings that would have been paid and issued if all of the Company’s shareholders received the Arrangement Mixed Consideration.

The Transaction is subject to customary closing conditions, including, among others, approval by the Company’s shareholders, approval by the Ontario Superior Court of Justice and regulatory approvals in Canada. An interim order of the Ontario Superior Court of Justice was issued on November 3, 2014. The approval of Tim Hortons shareholders will be sought at a special meeting of shareholders. The record date for determining the Company's shareholders entitled to receive notice of and to vote at the special meeting is November 3, 2014. The special meeting is scheduled to be held on December 9, 2014 at the Tim Hortons Innovation Centre, 226 Wyecroft Road in Oakville, Ontario. The closing of the Transaction is currently anticipated to occur in late 2014 or early 2015.

Board declares dividend payment of $0.32 per common share

The Board of Directors has declared a quarterly dividend of $0.32 per common share, payable on December 5, 2014, to shareholders of record as of the close of business on November 20, 2014. Dividends declared will be paid in Canadian dollars to all shareholders with Canadian resident addresses. For U.S. shareholders, dividends paid will be converted to U.S. dollars based on prevailing exchange rates at the time of conversion by Tim Hortons for registered shareholders and by CDS Clearing and Depository Services Inc. for beneficial shareholders.

Tim Hortons conference call today at 10:30 a.m. (EST) Wednesday, November 5, 2014

Tim Hortons will host a conference call today to discuss third quarter results, scheduled to begin at 10:30 a.m. (EST). The dial-in number is (416) 915-3239 or (800) 319-4610. No access code is required. A simultaneous web cast of the call, including presentation material, will be available at www.timhortons-invest.com. A replay of the call will be available until November 12, 2014 and can be accessed at (800) 319-6413. The call replay reservation number is 1447#. The call and presentation material will also be archived in the Events and Presentations section of our website.

Forward-Looking Statements
This news release includes forward-looking statements which constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether a transaction will be consummated, including whether conditions to the consummation of the Transaction will be satisfied, or the timing for completing the Transaction, (2) expectations for the effects of the Transaction or the ability of the new company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, and (3) expectations for other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company.
These forward-looking statements are subject to inherent risks and uncertainties and are based on numerous assumptions which may prove incorrect and which could cause actual results or events to differ materially from the forward-looking statements. Such assumptions include, but are not limited to, the assumptions set forth in this news release, as well as (a) that the Transaction will be completed in accordance with the terms and conditions of the arrangement agreement and plan of merger and on the timelines contemplated by the parties thereto, (b) that court, shareholder, stock exchange and regulatory approvals will be obtained on the basis and timelines anticipated by the parties, (c) that the securities of Holdings and New Red Canada Limited Partnership ("Partnership") will be approved for listing on the New York Stock Exchange and/or the Toronto Stock Exchange, as applicable, and (d) that the other conditions to the closing of the Transaction will be satisfied.
These forward-looking statements may be affected by risks and uncertainties in the business of Tim Hortons and market conditions, including that the assumptions upon which the forward-looking statements in this report are based may be incorrect in whole or in part. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosure contained in filings made by Tim Hortons with the U.S. Securities and Exchange Commission, including Tim Hortons annual report on Form 10-K for the year ended December 29, 2013, and Tim Hortons quarterly report on Form 10-Q expected to be filed on November 6, 2014 with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Tim Hortons wishes to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in or implied by any forward-looking statement made by or on behalf of Tim Hortons, including that the Transaction may not be consummated on the timelines anticipated by Tim Hortons or at all. Except as required by law, Tim Hortons does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
Additional Information
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Transaction, on November 3, 2014, Holdings and Partnership filed with the SEC an additional amendment to the Registration Statement on Form S-4 that was originally filed on September 16, 2014, including a draft joint information statement/circular of Burger King Worldwide and Tim Hortons that also constitutes a preliminary prospectus of Holdings and Partnership in connection with the proposed Transaction. These materials are not yet final and may be further amended. The joint information statement/circular will also be filed with the Canadian securities regulators and mailed to holders of Tim Hortons common shares after the Registration Statement is declared effective by the SEC. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TIM HORTONS, BURGER KING WORLDWIDE, HOLDINGS, PARTNERSHIP AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from Tim Hortons’ internet website for investors at www.timhortons-invest.com, or from Burger King Worldwide’s investor relations website at http://investor.bk.com. Investors and security holders may also read and copy any reports, statements and other information filed by Tim Hortons or Burger King Worldwide, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Certain Information Regarding Participants
Tim Hortons, Burger King Worldwide, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Tim Hortons directors and executive officers is available in its management proxy circular filed by Tim Hortons on the SEDAR website maintained by the Canadian Securities Administrators at http://www.sedar.com on March 21, 2014 in connection with its 2014 annual meeting of shareholders, and information regarding Burger King Worldwide’s directors and executive officers is available in its proxy statement filed with the SEC by Burger King Worldwide on April 2, 2014 in connection with its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint information statement/circular and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

(3) Information on non-GAAP Measures
Adjusted operating income and adjusted EPS are non-GAAP measures. Management uses adjusted operating income and adjusted EPS to assist in the evaluation of year-over-year performance and believes that it will be helpful to investors as a measure of underlying operational growth rates. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The Company’s use of the terms adjusted operating income and adjusted EPS may differ from similar measures reported by other companies. The reconciliations of operating income and diluted EPS, which are GAAP measures, to adjusted operating income and adjusted EPS, which are non-GAAP measures, are set forth in the tables below:

Reconciliation of Adjusted Operating Income

	Q3 2014	Q3 2013	YTD 2014	YTD 2013

	(in millions)		(in millions)
Operating income	$168.8	$168.8	$506.5	$473.3
Add: Transaction costs	27.3	—	27.3	—
Add: Corporate reorganization expenses	—	1.0	—	11.0
Adjusted operating income	$196.1	$169.8	$533.7	$484.4
______________
All numbers rounded
Reconciliation of Adjusted EPS

	Q3 2014	Q3 2013	YTD 2014	YTD 2013

	($ per share)		($ per share)
Diluted EPS	$0.74	$0.75	$2.31	$2.12
Add: Transaction costs	0.21	—	0.21	—
Add: Corporate reorganization expenses	—	0.01	—	0.06
Adjusted diluted EPS	$0.95	$0.76	$2.52	$2.17
______________
All numbers rounded

(4) Total systemwide sales growth includes restaurant level sales at both Company-operated and franchised restaurants. Approximately 99.6% of our systemwide restaurants were franchised as at September 28, 2014. Systemwide sales growth is determined using a constant exchange rate where noted, to exclude the effects of foreign currency translation. U.S. dollar sales are converted to Canadian dollar amounts using the average exchange rate of the base year for the period covered. For the third quarter of 2014, systemwide sales on a constant currency basis increased 7.5% compared to the third quarter of 2013. Systemwide sales growth in Canadian dollars, including the effects of foreign currency translation, was 7.9% in the third quarter of 2014. Systemwide sales are important to understanding our business performance as they impact our franchise royalties and rental income, as well as our distribution income. Changes in systemwide sales are driven by changes in average same-store sales and changes in the number of systemwide restaurants, and are ultimately driven by consumer demand.

We believe systemwide sales and same-store sales growth provide meaningful information to investors regarding the size of our system, the overall health and financial performance of the system, and the strength of our brand and restaurant owner base, which ultimately impacts our consolidated and segmented financial performance. Franchised restaurant sales are not generally included in our Condensed Consolidated Financial Statements (except for certain non-owned restaurants consolidated in accordance with applicable accounting rules). The amount of systemwide sales impacts our rental and royalties revenues, as well as distribution revenues.

Tim Hortons Inc. Overview

Tim Hortons is one of the largest publicly-traded restaurant chains in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepared foods and other food products. As of September 28, 2014, Tim Hortons had 4,590 systemwide restaurants, including 3,665 in Canada, 869 in the United States and 56 in the Gulf Cooperation Council. More information about the Company is available at www.timhortons.com.

For Further information:
Investors: Scott Bonikowsky, (905) 339-6186 or bonikowsky_scott@timhortons.com
Media: Olga Petrycki, (905) 339-5960 or petrycki_olga@timhortons.com

TIM HORTONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands of Canadian dollars, except share and per share data)
(Unaudited)

	Third quarter ended
	September 28, 2014	September 29, 2013	$ Change	% Change
Revenues
Sales	$634,786	$575,780	$59,006	10.2%
Franchise revenues
Rents and royalties	230,383	212,114	18,269	8.6%
Franchise fees	43,986	37,459	6,527	17.4%
	274,369	249,573	24,796	9.9%
Total revenues	909,155	825,353	83,802	10.2%
Costs and expenses
Cost of sales	545,050	501,856	43,194	8.6%
Operating expenses	86,306	78,307	7,999	10.2%
Franchise fee costs	43,577	37,865	5,712	15.1%
General and administrative expenses	41,681	38,787	2,894	7.5%
Equity (income)	(4,038)	(4,075)	37	(0.9)%
Transaction costs	27,289	—	27,289	n/m
Corporate reorganization expenses	—	953	(953)	n/m
Asset impairment	—	2,889	(2,889)	n/m
Other expense (income), net	484	(57)	541	n/m
Total costs and expenses, net	740,349	656,525	83,824	12.8%
Operating income	168,806	168,828	(22)	—%
Interest (expense)	(18,518)	(9,406)	(9,112)	n/m
Interest income	879	919	(40)	(4.4)%
Income before income taxes	151,167	160,341	(9,174)	(5.7)%
Income taxes	51,434	45,386	6,048	13.3%
Net income	99,733	114,955	(15,222)	(13.2)%
Net income attributable to noncontrolling interests	1,602	1,092	510	46.7%
Net income attributable to Tim Hortons Inc.	$98,131	$113,863	$(15,732)	(13.8)%
Basic earnings per common share attributable to Tim Hortons Inc.	$0.74	$0.76	$(0.02)	(2.2)%
Diluted earnings per common share attributable to Tim Hortons Inc.	$0.74	$0.75	$(0.01)	(2.2)%
Weighted average number of common shares outstanding (in thousands) – Basic	132,439	150,342	(17,903)	(11.9)%
Weighted average number of common shares outstanding (in thousands) – Diluted	132,934	150,864	(17,930)	(11.9)%
Dividends per common share	$0.32	$0.26	$0.06

TIM HORTONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands of Canadian dollars, except share and per share data)
(Unaudited)

	Year-to-date period ended
	September 28, 2014	September 29, 2013	$ Change	% Change
Revenues
Sales	$1,789,645	$1,668,229	$121,416	7.3%
Franchise revenues
Rents and royalties	654,845	608,857	45,988	7.6%
Franchise fees	105,414	79,943	25,471	31.9%
	760,259	688,800	71,459	10.4%
Total revenues	2,549,904	2,357,029	192,875	8.2%
Costs and expenses
Cost of sales	1,545,765	1,452,302	93,463	6.4%
Operating expenses	251,975	231,026	20,949	9.1%
Franchise fee costs	106,166	83,743	22,423	26.8%
General and administrative expenses	121,141	115,493	5,648	4.9%
Equity (income)	(11,359)	(11,340)	(19)	0.2%
Transaction costs	27,289	—	27,289	n/m
Corporate reorganization expenses	—	11,032	(11,032)	n/m
Asset impairment	—	2,889	(2,889)	n/m
Other expense (income), net	2,467	(1,440)	3,907	n/m
Total costs and expenses, net	2,043,444	1,883,705	159,739	8.5%
Operating income	506,460	473,324	33,136	7.0%
Interest (expense)	(53,842)	(26,991)	(26,851)	n/m
Interest income	2,994	2,638	356	13.5%
Income before income taxes	455,612	448,971	6,641	1.5%
Income taxes	138,092	122,531	15,561	12.7%
Net income	317,520	326,440	(8,920)	(2.7)%
Net income attributable to noncontrolling interests	4,730	2,670	2,060	77.2%
Net income attributable to Tim Hortons Inc.	$312,790	$323,770	$(10,980)	(3.4)%
Basic earnings per common share attributable to Tim Hortons Inc.	$2.32	$2.12	$0.20	9.2%
Diluted earnings per common share attributable to Tim Hortons Inc.	$2.31	$2.12	$0.19	9.2%
Weighted average number of common shares outstanding (in thousands) – Basic	134,817	152,379	(17,562)	(11.5)%
Weighted average number of common shares outstanding (in thousands) – Diluted	135,292	152,919	(17,627)	(11.5)%
Dividends per common share	$0.96	$0.78	$0.18

TIM HORTONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands of Canadian dollars, except share and per share data)
(Unaudited)

	As at
	September 28, 2014	December 29, 2013
Assets
Current assets
Cash and cash equivalents	$109,085	$50,414
Restricted cash and cash equivalents	64,572	155,006
Accounts receivable, net	215,570	210,664
Notes receivable, net	6,482	4,631
Deferred income taxes	8,448	10,165
Inventories and other, net	141,133	104,326
Advertising fund restricted assets	57,230	39,783
Total current assets	602,520	574,989
Property and equipment, net	1,718,192	1,685,043
Notes receivable, net	572	4,483
Deferred income taxes	13,067	11,018
Equity investments	40,253	40,738
Other assets	129,850	117,552
Total assets	$2,504,454	$2,433,823
Liabilities and equity
Current liabilities
Accounts payable	$215,215	$204,514
Tim Card obligation	112,458	184,443
Accrued liabilities	110,757	89,565
Advertising fund liabilities	49,211	59,912
Short-term borrowings	—	30,000
Current portion of long-term obligations	18,243	17,782
Total current liabilities	505,884	586,216
Long-term obligations
Long-term debt	1,294,880	843,020
Capital leases	125,468	121,049
Deferred income taxes	7,377	9,929
Other long-term liabilities	139,769	112,090
Total long-term obligations	1,567,494	1,086,088
Commitments and contingencies
Equity
Equity of Tim Hortons Inc.
Common shares ($2.84 stated value per share), Authorized: unlimited shares. Issued: 132,576,171 and 141,329,010 shares, respectively	375,880	400,738
Common shares held in Trust, at cost: 315,932 and 293,816 shares, respectively	(14,806)	(12,924)
Contributed surplus	12,148	11,033
Retained earnings	154,569	474,409
Accumulated other comprehensive loss	(97,622)	(112,102)
Total equity of Tim Hortons Inc.	430,169	761,154
Noncontrolling interests	907	365
Total equity	431,076	761,519
Total liabilities and equity	$2,504,454	$2,433,823

TIM HORTONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of Canadian dollars)
(Unaudited)

	Year-to-date period ended
	September 28, 2014	September 29, 2013
Cash flows provided from (used in) operating activities
Net income	$317,520	$326,440
Adjustments to reconcile net income to net cash provided from operating activities
Depreciation and amortization	121,163	110,447
Total return swaps (gain)	(26,509)	(11,037)
Stock-based compensation expense	34,967	17,132
Deferred income taxes	224	(2,458)
Changes in operating assets and liabilities
Restricted cash and cash equivalents	90,992	50,020
Accounts receivable	(8,506)	(11,010)
Inventories and other	(18,666)	(7,913)
Accounts payable and accrued liabilities	(35,516)	(58,213)
Taxes	4,164	7,183
Settlement of interest rate forwards	(4,851)	—
Deposit with tax authorities	(1,721)	—
Other	(25,626)	17,561
Net cash provided from operating activities	447,635	438,152
Cash flows (used in) provided from investing activities
Capital expenditures	(138,950)	(132,726)
Capital expenditures – Advertising fund	(5,237)	(9,554)
Other investing activities	10,955	6,709
Net cash (used in) investing activities	(133,232)	(135,571)
Cash flows (used in) provided from financing activities
Repurchase of common shares	(527,640)	(242,222)
Dividend payments to common shareholders	(129,367)	(118,579)
Net proceeds from issue of debt	448,299	—
Short-term (repayments) borrowings, net	(30,000)	—
Principal payments on long-term debt obligations	(12,139)	(12,901)
Other financing activities	(6,269)	(5,601)
Net cash (used in) financing activities	(257,116)	(379,303)
Effect of exchange rate changes on cash	1,384	1,460
(Decrease) in cash and cash equivalents	58,671	(75,262)
Cash and cash equivalents at beginning of period	50,414	120,139
Cash and cash equivalents at end of period	$109,085	$44,877
Supplemental disclosures of cash flow information:
Interest paid	$37,096	$23,259
Income taxes paid	$144,297	$117,418
Non-cash investing and financing activities:
Capital lease obligations incurred	$23,238	$25,217

TIM HORTONS INC. AND SUBSIDIARIES
SEGMENT REPORTING
(in thousands of Canadian dollars)
(Unaudited)

	Third quarter ended		Year-to-date period ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenues(1)
Canada	$747,692	$676,006	$2,092,476	$1,927,361
U.S.	60,099	47,019	163,152	132,687
Corporate services	4,256	3,414	13,561	12,743
Total reportable segments	812,047	726,439	2,269,189	2,072,791
VIEs(2)	97,108	98,914	280,715	284,238
Total	$909,155	$825,353	$2,549,904	$2,357,029
Operating Income (Loss)
Canada	$196,204	$179,597	$538,536	$500,178
U.S.(3)	7,436	2,717	21,047	6,214
Corporate services	(9,709)	(14,325)	(32,284)	(26,414)
Total reportable segments	193,931	167,989	527,299	479,978
VIEs(2)(3)	2,164	1,792	6,450	4,378
Transaction costs	(27,289)	—	(27,289)	—
Corporate reorganization expenses	—	(953)	—	(11,032)
Consolidated Operating Income	168,806	168,828	506,460	473,324
Interest, net	(17,639)	(8,487)	(50,848)	(24,353)
Income before income taxes	$151,167	$160,341	$455,612	$448,971
________________

(1)	There are no inter-segment revenues included in the above table.

(2)	Variable interest entities.

(3)
In fiscal 2013, the Company recognized an asset impairment charge in the U.S. related to certain non-core and non-priority markets, of which $2.5 million was recognized in the U.S. segment and $0.4 million related to consolidated VIEs.

Consolidated Sales comprise the following:

	Third quarter ended		Year-to-date period ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Sales
Distribution sales	$534,456	$473,641	$1,498,571	$1,373,389
Company-operated restaurant sales	6,201	6,090	19,236	18,567
Sales from VIEs	94,129	96,049	271,838	276,273
Total Sales	$634,786	$575,780	$1,789,645	$1,668,229